Third Point Re Announces Internal Appointments to SiriusPoint Leadership Team
Hamilton, BERMUDA. February 22, 2021: Third Point Reinsurance Ltd. (NYSE: TPRE) ("Third Point Re") has announced further executive and senior underwriting roles at SiriusPoint Ltd. ("SiriusPoint), ahead of the company’s anticipated merger transaction with Sirius International Insurance Group Ltd. ("Sirius" or "Sirius Group").

The leadership team announcements are:
•Dan Malloy, President, Global Distribution and Head of Runoff. Mr. Malloy will be responsible for distribution and business development, and broker and client engagement. He will also oversee SiriusPoint’s runoff division. He will be based in Bermuda, subject to Bermuda Immigration approval. Mr. Malloy is the current Chief Executive Officer at Third Point Re.
•David Govrin, Global Chief Underwriting Officer and President, Americas Reinsurance. Mr. Govrin is currently President, Third Point Reinsurance (USA) Ltd. and Head of Business Development, Third Point Reinsurance Ltd. He is based in the U.S.
•Monica Cramér Manhem, President, International Reinsurance. SiriusPoint International branch managers, including the European, Miami and Singapore offices, will report to Ms. Cramér Manhem who is based in Stockholm and is currently President of Global Reinsurance at Sirius Group.
•Ming Zhang, Chief Investment Officer. Mr. Zhang, who is based in New York, is currently Chief Investment Officer at Third Point Re having joined from MetLife.
•Vievette M. Henry, Chief People Officer. Ms. Henry joins SiriusPoint on March 1, 2021, from American Insurance Group (AIG) in New York, where for the past three years she has served as Global Head of Talent, Organizational Effectiveness and Chief Diversity Officer.

The SiriusPoint executives will report to SiriusPoint Chairman and Chief Executive Officer Sid Sankaran, who is currently Third Point Re's non-executive Chairman of the Board.
The executives will join the previously announced senior appointments:
•Prashanth Gangu, Chief Operating Officer and President of Insurance and Services
•Rachael Dugan, General Counsel
•David Junius, Chief Financial Officer
•Steve Fass, Vice Chairman
SiriusPoint launches as a top 20 global (re)insurer writing a worldwide portfolio of insurance and reinsurance, including Accident and Health (A&H), Liability, Property and Specialty.

The underwriting leaders at SiriusPoint have been announced as:
•Jan Onselius, Chief Underwriting Officer, International Reinsurance. Mr. Onselius is currently Chief Underwriting Officer, Global Reinsurance, at Sirius Group in Stockholm.
•Nick Campbell who will become Global Head of Specialty and will lead SiriusPoint's Bermuda operations. Mr. Campbell is currently Chief Risk Officer and EVP, Underwriting, at Third Point Re.
•Patrick Chamberland, EVP International Reinsurance in addition to leading SiriusPoint’s office in Liege.

•Stuart Liddell, Global President of Accident and Health (A&H). Mr. Liddell is currently Global Head of A&H, Sirius Group, based in London.
•Ian Sawyer, Global Head of Casualty. Mr. Sawyer currently holds the same role at Sirius Group. He is based in London.
•Warren Trace, Head of US and Canada. Based in New York, Mr. Trace is currently President, North America Reinsurance and Deputy Chief Underwriting Officer for the Americas, Sirius Group.
•As previously announced, Tim Mardon will become SiriusPoint Global Head of Property Reinsurance, joining the company from Chubb Tempest Re Bermuda. He will be based in Bermuda, subject to Bermuda Immigration approval.

“I am delighted with the exceptional team we have formed to lead SiriusPoint,” said Mr. Sankaran. “SiriusPoint brings together two companies with an abundance of talent, which is highlighted by these latest appointments. We have a strong leadership team of executives and underwriting talent from within and outside the existing organizations, each bringing outstanding credentials and experience to the business and culture we are building.”
Third Point Re expects to complete the previously announced merger transaction with Sirius International Insurance Group, Ltd. on or about February 26, subject to the satisfaction of the closing conditions.

About Third Point Re
Third Point Reinsurance Ltd. (Third Point Re) is a Bermuda-headquartered holding Company listed on the New York Stock Exchange (TPRE). The Company underwrites Specialty, Property and Casualty business through its wholly-owned subsidiaries, Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd., which both have ‘A-’ (Excellent) financial strength ratings from AM Best. With offices in Bermuda, New Jersey and London, the Third Point Re companies specialize in finding innovative solutions for niche and complex risks. You can learn more by visiting: www.thirdpointre.com

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Mairi Mallon
Rein4ce
mairi.mallon@rein4ce.co.uk
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